                                                                   EXHIBIT 10.32

                               CONSENT TO SUBLEASE

This CONSENT TO SUBLEASE (Consent) is made to be effective on 8/11/02 (the "Effective Date") by and between CIENA Corporation, a Delaware corporation, as successor to Cyras Systems, Inc. (as "Tenant" and/or "Sublessor"), whose present address is 1201 Winterson Road, Linthicum, MD, 21090, Virage Logic, Inc. a Delaware Corporation, (as "Sublessee") whose current address is 46501 Landing Parkway, Fremont CA 94538, and Renco Equities IV, a California general partnership (as "Landlord") whose current address is 1285 Oakmead Parkway, Sunnyvale CA 94086, who agree as follows:

THIS CONSENT IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

A. Landlord and Tenant entered into a lease dated as of November 4. 1999, (the "Lease Agreement") for the following described space (the "Leased Premises"):
The Building Known as "Renco 50" located at 47100 Bayside Parkway, Fremont, California.

                              --------------------

B. Sublessee desires to sublease the Leased Premises from Tenant and to assume all the obligations of Tenant under the existing Lease Agreement as of the Effective Date first above set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES OF THE PARTIES HEREIN CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Assumption Of Obligations By Sublessee: Tenant and Sublessee represent and warrant that (a) they have entered into a sublease ("Sublease") for the Leased Premises, subject to this consent being signed by the Landlord, (b) the Sublease provides that Sublessee has assumed, for the benefit of Tenant and Landlord, certain obligations of Tenant under the terms of the Lease Agreement and has agreed to be liable for and to perform all obligations under the terms of the Lease Agreement for the benefit of Landlord as if Sublessee were the original tenant under the Lease Agreement. As such, upon full execution of this Agreement, Sublessee assumes, jointly and severally, all obligations of Tenant under the Lease Agreement for the benefit of Landlord, including, without limitation, all obligations upon the expiration or earlier termination of the Lease Agreement. It is expressly agreed that in the event Sublessee and/or Tenant fail to timely surrender the Leased Premises to Landlord in good condition and repair and in the condition required by the terms

Consent To Sublease
Page 2

of the Lease Agreement at the expiration or earlier termination of the Lease Agreement, Sublessee and Tenant shall be jointly and severally liable to Landlord for all damages sustained by Landlord, including, but not limited to, loss of rental income, construction and remodeling costs, attorney's fees and court costs resulting from or in connection with Tenant's and/or Sublessee's failure to timely vacate and surrender the Leased Premises to Landlord in the condition provided for in the Lease Agreement as of the effective expiration or termination date of the Lease Agreement.

2. Landlord's Consent: Landlord hereby agrees to permit Tenant to sublease the Leased Premises to Sublessee. Landlord's consent shall in no way void or alter any of the terms of the Lease Agreement nor shall this consent alter or diminish, in any way, Tenant's obligations to Landlord. Sublessee's occupancy of the Leased Premises shall be subject and subordinate to the Lease Agreement. Landlord has not reviewed the terms of the Sublease nor any other agreement between Tenant and Sublessee, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant and this Consent. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Tenant. Landlord's consent to the sublease shall in no way obligate Landlord to any further consents or agreements with Tenant and/or Sublessee. Landlord does not waive enforcement of any terms of the Lease between Landlord and Tenant including but not limited to the rights of Landlord regarding construction of improvements in the Leased Premises and this Consent does not grant Tenant or Sublessee any right to alter the Leased Premises.

3. Landlord's Default Options: It is agreed by all parties hereto that, in the event a default occurs under the Lease Agreement, beyond any applicable cure period that applies to such default, then, regardless of anything to the contrary contained in the Sublease, Landlord may at it's sole option elect any one or more of the following:

        (a) pursue any right contained in the Lease Agreement or under applicable law, including without limitation, the termination of the Lease Agreement and, in such event, the Sublease shall automatically terminate simultaneously with the Lease Agreement.

        (b) elect that Sublessee become an assignee of all of Tenant's rights and obligations under the Lease Agreement (whether arising before or after such default and/or assignment), provided, however, that the Base Monthly Rent and Additional Rent (as defined in the Lease Agreement) shall automatically become the Base Monthly Rent and Additional Rent as stated in the Lease Agreement. In such event, the Sublease shall be deemed terminated and Tenant shall not be released from liability under the Lease Agreement. Such election of Landlord

Consent To Sublease
Page 3

may be made at any time, both before or after a lease termination, so long as Landlord has not had a sheriff actually remove the subtenant from possession of the premises pursuant to an unlawful detainer judgment. Landlord shall not, in any event, nor under any circumstance, be responsible or liable to Sublessee for
(i) the return of any security deposit paid by Sublessee to Tenant, nor shall Sublessee be given credit for any prepaid rental or other monetary consideration paid by Sublessee to Tenant under said Sublease; (ii) any other claim or damage of any kind or nature whatsoever by reason of or in connection with Landlord's election; and/or (iii) any default of Tenant under the Sublease.

        (c) in the event Landlord elects to terminate the Lease Agreement, such election may be rescinded by Landlord, or Landlord and Tenant may agree to reinstate the Lease Agreement and in such event the sublease shall continue as though a termination never occurred as shall Subtenant's obligations hereunder.

4. Assignment of Rights and Interest In Sublease: In consideration of
Landlord's consent to the Sublease, Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under Lease Agreement, all rent and income payable to Tenant under the Sublease. Therefore, Landlord may collect all payments due under the Sublease and apply such payments towards Tenant's obligations under the Lease. Tenant and Sublessee agree to pay all rent and income payable to Tenant under the Sublease to Landlord upon demand without further consent of Tenant and Sublessee required; provided, however, that until demand by Landlord, Tenant shall have the right to collect such payments. Tenant hereby irrevocably authorizes and directs Sublessee, upon receipt of a written notice from Landlord, to pay to Landlord the payments due and to become due under the Sublease. Tenant agrees that Sublessee shall have the right to rely on any such statement and request from Landlord, and that Sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether any default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Sublessee or Landlord for any such payments so paid by Sublessee to Landlord except that Tenant shall receive proof of such payment. It is further agreed between the parties hereto that neither Tenant's assignment of such rent and income, nor Landlord's acceptance of any payment of rental or other sum due by Sublessee to Tenant under said Sublease, whether payable directly to Landlord or endorsed to Landlord by Tenant, shall in any way nor in any event be construed as creating a direct contractual relationship between Landlord and Sublessee, unless the parties expressly so agree in writing and such acceptance shall be deemed to be an accommodation by Landlord to, and for the convenience of Tenant and Sublessee. Except as expressly set forth herein, any direct contractual agreement between Landlord and Sublessee must be in writing.

Consent To Sublease
Page 4

5. Delivery Required: This Consent to Sublease shall only be effective, and Landlord's consent to the Sublease given, when this Consent is executed by Landlord, Tenant, Sublessee, and all guarantors, as applicable, and returned to Landlord.

6. Attorneys' Fees: If any party commences an action against any of the parties arising out of or in connection with this Consent, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

IN WITNESS WHEREOF, Landlord, Tenant, Sublessee and Guarantors, as applicable, have executed this Consent on the respective dates below set forth to be effective as of the Effective Date first above set forth.

AS LANDLORD:                                AS TENANT:
                                            CIENA Corporation

By: [SIGNATURE ILLEGIBLE]                   By: /s/ JOSEPH R. CHINNICI
   -------------------------------             ---------------------------------
     William N. Neidig, Trustee             Title: Sr. V.P., Finance and CFO
       Neidig Family Trust                        ------------------------------
      U/D/T Dated July 25,1986
                                            By:
Title: G.P.                                    ---------------------------------
      ----------------------------
                                            Title:
By: [SIGNATURE ILLEGIBLE]                         ------------------------------
   -------------------------------
                                            Dated:
Title: G.P.                                       ------------------------------
      ----------------------------

Dated: 8/13/02
      ----------------------------          AS GUARANTORS:


AS SUBLESSEE:                               By:
                                               ---------------------------------
By: /s/ JAMES R. PEKARSKY
   -------------------------------          Dated:
                                                  ------------------------------
Title: VP FINANCE, CFO
      ----------------------------          By:
                                               ---------------------------------
By:
   -------------------------------          Dated:
                                                  ------------------------------
Title:
      ----------------------------

Dated:
      ----------------------------

                    [CORNISH & CAREY COMMERCIAL LETTERHEAD]

                       [CORNISH & CAREY COMMERCIAL LOGO]

                              ONCOR INTERNATIONAL

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                                S U B L E A S E
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SUBLESSOR: CIENA Corporation           SUBLEASED PREMISES: 47100 Bayside Parkway
                                                           Fremont, California

SUBLESSEE: Virage Logic, Inc.                        DATE: July 11, 2002

1. PARTIES:

This Sublease is made and entered into as of July 11, 2002 by and between CIENA Corporation, as successor to Cyras Systems, Inc. (Sublessor), and Virage Logic, Inc. (Sublessee), under the Master Lease dated November 4, 1999, between Renco Equities IV, as (Lessor) and Sublessor under this Sublease as (Lessee). A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by reference.

2. PROVISIONS CONSTITUTING SUBLEASE:

      2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas, except as specifically set forth herein. Sublessor hereby agrees to cause Lessor, under the Master Lease, to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission, which violates term, or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto (which waiver or consent may be withheld in the sole discretion of each party) who are affected thereby, neither of the parties hereto will, by renegotiation or surrender of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this
      Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor from exercising its right to terminate the Master Lease pursuant to Paragraph 16 of the First Addendum to Lease thereto, provided Sublessee has not exercised its renewal option as set forth in Section 5, below.

      2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease:
      Paragraph 1.1(A), (B), (E), (G), (H), (I), (J), (K), (S), (U) (Exhibit "D"
      only), (V) (Paragraph 2.3, 15, 16, 17 and 18 only); Paragraph 2.3; Paragraph 2.4; Paragraph 2.6; Paragraph 2.7; Paragraph 3.1; Paragraph 3.6; Paragraph 3.7, and Paragraph 14.2. As between the Sublessor and the Sublessee, in the event of any conflict between the terms of the Master Lease and the terms of this Sublease, the terms of the Sublease shall control.

      2.3 Subtenant shall maintain insurance complying with all of the requirements specified in Master Lease section 9.1 "Tenant-Insurance", with the additional requirements that (i) Notwithstanding the provisions of Master Lease section 9.1.A.(1) and Article 1.M., Subtenant shall procure and maintain Commercial General Liability coverage in an amount of not less than Five Million Dollars ($5,000,000) (inclusive of any umbrella coverage), (ii)

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     all insurance maintained by Subtenant shall include CIENA as its interests may appear as additional insured in addition to the parties specified as additional insured in Master Lease section 9.1.A.(1) and (iii) Subtenant shall deliver copies of the certificates of the insurer specified in Master Lease Section 9.1.C. to both the Sublandlord and the Landlord.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Master Lease.

3.   PREMISES:

Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 61,454 (more or less) square feet located at 47100 Bayside Parkway, Fremont, California.

4.   RENT:

Upon execution of this Agreement, Sublessee shall pay to Sublessor as "Rent" for the Subleased Premises the sum of Thirty Thousand Seven Hundred and Twenty-Seven and 00/100 ($30,727.00) Dollars, representing the first month's rent. Thereafter, rent shall be in accordance with the following schedule:

     Months                        Amount per Square Foot/NNN
     09/01/02-09/30/03                       $.50
     10/01/03-08/31/04                       $.60

The rental amount shall be paid, without deductions, offset, prior notice or demand. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, or a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively. During the Sublease term, Sublessee shall also be obligated to pay Additional Rent. Sublessor shall promptly deliver to Sublessee all statements and supporting documentation received from Lessor pertaining to Additional Rent payable under the Master Lease.

5.   RENEWAL OPTION:

Sublessee shall have an option to renew the Sublease for a period from September 1, 2004 through December 31, 2006. Sublessee must notify Sublessor in writing of its intent to renew the Sublease by December 1, 2003.

     Months                        Amount per Square Foot/NNN
     09/01/04-09/30/05                       $1.30
     10/01/05-12/31/06                       $1.50

6.   SECURITY DEPOSIT:

Upon execution of this Agreement, Sublessee shall pay to Sublessor the sum of Thirty Thousand Seven Hundred and Twenty-Seven and 00/100 ($30,727.00) Dollars as a noninterest bearing Security Deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten (10) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

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7.   RIGHTS OF ACCESS AND USE:

     7.1  Use:

     Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement thereof.

     7.2  Equipment:

     Sublessee shall have the right to use Sublessor's telephone system and furniture (cubicles) systems and other furniture currently existing in the space without additional charge. An inventory of such equipment and furniture is attached hereto as Attachment 1. Each of the rights described in the preceding sentences of this Section 6.2 shall be subject and subordinate to Sublessor's prior right of access and use.

8.   SUBLEASE TERM:

     8.1  Sublease Term:

     Subject to Sublessee's renewal option as set forth in Paragraph 5, the Sublease Term shall be for the period commencing on October 1, 2002, and continuing through August 31, 2004. In no event shall the Sublease Term extend beyond the Term of the Master Lease. Notwithstanding the foregoing, Sublessee shall be entitled to take occupancy of the Subleased Premises at any time on or after September 1, 2002, subject to all the terms and conditions of this Sublease other than the payment of Rent and Additional Rent.

     8.2  Inability to Deliver Possession:

     In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof, except Base Rent. In the event Sublessor has been unable to deliver possession of the Subleased Premises within thirty (30) days from the commencement date, Sublessee, at Sublessee's option, may terminate this Sublease.

     8.3 Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublessor's obligations hereunder are conditioned upon Sublandlord's and Subtenant's receipt of the written consent of Lessor (which consent must include a nondisturbance provision) to this Sublease within thirty (30) days after execution by both parties of this Sublease. If the parties do not receive such consent within thirty (30) days after execution of this Sublease, then either party may terminate this Sublease without penalty by giving the other party written notice thereof, and upon such termination, Sublandlord shall return to Subtenant its payment of prepaid rent and the Security Deposit.

9.   NOTICES:

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment.

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If Sublessor elects to terminate the Master Lease, Sublessor shall so notify
Sublessee by giving at least 30 days notice prior to the effective date of such termination.

Sublessor's Address:                  Sublessee's Address:

      CIENA Corporation                   46501 Landing Parkway
      1201 Winterson Road                 Fremont, California 94538
      Linthicum, MD 21090
      Attn: General Counsel               Attn: Chief Financial Officer

Phone Number: (410) 865-8500        Phone Number: (510) 360-8000
Fax Number:   (410) 865-8001        Fax Number:   (510) 360-8078

10. BROKER FEE:

Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, a full lease commission as set forth in a separate agreement between Sublessor and Broker.

11. Sublessor represents that (i) the Master Lease is in full force and effect,
(ii) that no default (beyond applicable notice and cure periods) currently exists under the Master Lease and (iii) to its current knowledge, no condition exists that with giving of notice and/or the passage of time would be a default under the Master Lease.

12. On or before the end of the Sublease Term or any sooner termination of this Sublease, Sublessee shall remove all of its trade fixtures, personal property (not including Sublessor's equipment as described in Section 7.2) and all alterations constructed by Sublessee in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublessor in good condition, order and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Sublessee shall repair any damage to the Subleased Premises caused by Sublessee's removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition.

13. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees or contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold harmless Sublessor and its agents, employees, directors, shareholders, and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' fees), caused by or arising in connection with: (i) the Sublessee's use, occupancy or operation of the Subleased Premises; or (ii) a breach of Sublessee's obligations under this Sublease or the provisions of the Master Lease with respect to the Subleased Premises except to the extent such breach is caused by a breach of Sublessor's obligations under this Sublease or the Master Lease. This Section shall survive the termination of this Sublease.

    Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees or contractors, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold harmless Sublessee and its agents, employees, directors, shareholders, and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' fees), caused by or arising in connection with the Sublessor's use, occupancy or operation of the

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Subleased Premises prior to the Sublessee's occupancy of the Premises except to the extent such breach is caused by a breach of sublessee's obligations under the Sublease. This Section shall survive the termination of this Sublease.

13.  BROKER REPRESENTATION:

Cornish & Carey Commercial represents both parties. Sublessor and Sublessee consent to such dual representation and waive any conflict of interest arising out of such dual agency.

14.  TOXIC CONTAMINATION DISCLOSURE:

Sublessee acknowledges that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Toxics). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that Broker has represented that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises,
(ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

Sublessor and Sublessee each acknowledge that Broker has represented that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

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SUBLESSOR:  CIENA CORPORATION

By: /s/ JOSEPH R. CHINNICI                      Date:
   -------------------------------------             --------------------------
    Joseph R. Chinnici
    Sr. V.P., Finance and CFO

SUBLESSEE:  VIRAGE LOGIC, Inc.

By: /s/ JAMES R. PEKARSKY                       Date: 7/11/02
   -------------------------------------
    James R. Pekarsky, VP Finance, CFO

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

                                                File No. _______________________

                             INDUSTRIAL SPACE LEASE
                              (SINGLE TENANT NET)


     THIS LEASE, dated November 4, 1999, for reference purposes only, is made by and between: RENCO EQUITIES IV, A California General Partnership ("Landlord"), and CYRAS SYSTEMS, a California Corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease")


                                   ARTICLE 1
                                   REFERENCES

     1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:


     A. Tenant's Address for Notices:             47100 Bayside Parkway
                                                  Fremont, California 94538

     B. Tenant's Representative:                  Mr. Shekhar Mandal

                   Phone Number:                  __________________________

     C. Landlord's Address for Notices:           1285 Oakmead Parkway,
                                                  Sunnyvale, California 94086

     D. Landlord's Representative:                William Neidig
                     Phone Number:                408-730-5500

     E. Commencement Date:                        Upon execution of this Lease by both parties

     F. Term:                                     Seven (7) years from January 1, 2000

     G.  Lease Expiration Date:                   December 31, 2006

     H. Tenant's Punchlist Period:                Five (5) days for visual items and until January 30, 2000, for plumbing, electrical and mechanical equipment.

     I. First Month's Prepaid Rent:               Forty Three Thousand One Hundred ($43,100.00) Dollars

     J. Last Month's Prepaid Rent:                None

     K. Tenant's Security Deposit:                One Hundred Fifteen Thousand Three Hundred
                                                  ($115,300.00.00) Dollars

     L. Late Charge Amount:                       Ten (10%) Percent of the late amount

     M. Tenant's Required Liability Coverage:     Three Million ($3,000,000.00) Dollars single limit

     N. Brokers:                                  Cornish & Carey Commercial


     O. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

     A building identified as Renco 50 located at 47100 Bayside Parkway in Fremont, California

     P. Buildings: Those certain Buildings located on the Property, which Buildings are shown outlined in red on Exhibit "B" hereto.

     Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as covered and uncovered walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

     R. Leased Premises: All of the space which is located within the Building, consisting of approximately 61,454 square feet of gross leaseable area and, for purposes of this Lease, agreed to contain said number of square feet measuring to the outside edge of the outside walls and drip lines, including the electrical room and other common spaces and, for purposes of this Lease, agreed between Landlord and Tenant to contain said number of square feet.

     S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following monthly sums:
January 1, 2000, through August 31, 2000, the amount of forty three thousand one hundred ($43,100.00) dollars,
September 1, 2000, through February 28, 2001, the amount of fifty seven thousand two hundred ($57,200.00) dollars,
March 1, 2001, through December 31, 2001, the amount of ninety thousand four hundred ($90,400.00) dollars,
January 1, 2002, through December 31, 2002, the amount of ninety four thousand nine hundred ($94,900.00) dollars,
January 1, 2003, through December 31, 2003, the amount of ninety nine thousand six hundred ($99,600.00) dollars,
January 1, 2004, through December 31, 2004, the amount of one hundred four thousand six hundred ($104,600.00) dollars,
January 1, 2005, through December 31, 2005, the amount of one hundred nine thousand nine hundred ($109,900.00) dollars,
January 1, 2006, through December 31, 2006, the amount of one hundred fifteen thousand three hundred ($115,300.00) dollars.

January 1, 2005, through December 31, 2005, the amount of one hundred nine thousand nine hundred ($109,900.00) dollars,

January 1, 2006, through December 31, 2006, the amount of one hundred fifteen thousand three hundred ($115,300.00) dollars.

          T.   Permitted use: the term "Permitted Use" shall mean the following:

The design, assembly, repair, sale, and distribution of small electronic parts and components, general office and support functions, and for no other purpose.

          U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

                    Exhibit "A"  Site Plan showing the Property and
                                 delineating the Building in which the Leased
                                 Premises are located.
                    Exhibit "B" Floor Plan outlining the Leased Premise Exhibit "D" Acceptance Agreement

          V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows:

                    First Addendum to Lease:


                                   ARTICLE 2
                      LEASED PREMISES, TERM AND POSSESSION

     2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article I as the Leased Premises, reserving and excepting to Landlord the exclusive right to all profits to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Article 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

     2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.

     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article I) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Article 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to
Article 2.7 below (the "Lease Commencement Date"). The term of the Lease shall end on the Lease Expiration Date (as set forth in Article I), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

     2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article I) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Exhibit or Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises or to the Outside Areas, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty days after the Intended Commencement Date (the "delivery grace period"); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are in the agreed condition and are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in making the agreed improvements and/or delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant's sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are Ready for Occupancy.

     2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession for the Leased Premises pursuant to a written Exhibit or Addenda attached to and made a part of the Lease, to modify existing interior improvements or to make, construct and/or install specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant's Punchlist Period (as set forth in Article I) which shall commence on the date that Landlord notifies Tenant that the agreed improvements have been completed and the Leased Premises are Ready for Occupancy, submit to Landlord a signed copy of the Acceptance Agreement attached hereto as Exhibit "D" together with a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within five business days from the date Tenant so accepts possession of the Leased Premises.

     2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date. Tenant shall repair all damage to the Leased Premises caused by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall clean, repair or replace all stained or damaged ceiling tiles, wall coverings and clean or replace as may be required floor coverings to the reasonable satisfaction of Landlord. Tenant shall replace all burned out light bulbs and damaged light lenses, and clean and repaint all painted walls. Landlord shall retain a mechanical contractor at Tenant's expense to service all heating, ventilating, and air-conditioning equipment, and Tenant shall pay the cost for the service and the cost to restore (or replace as required) said equipment to good working order. Tenant shall pay the cost of restoring or replacing all trees, shrubs, plants, lawn and ground cover, and repair (or replace as required) all paved surfaces of the Property, and otherwise satisfy all requirements to repair any damage or excessive wear to the Leased Premises, Building, Outside Areas, and/or Property. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten days after receipt of a statement therefore from Landlord, and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over) until such work is completed. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

     2.7 EARLY OCCUPANCY: If Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date (or permits its contractors to enter the Leased Premise prior to the Intended Commencement Date), unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

                                   ARTICLE 3:
                    RENT, LATE CHARGES AND SECURITY DEPOSITS

     3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

     3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

     A. An amount equal to all Property/Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

          (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or

          (2) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly, installments during such year with the installments of Base Monthly Rent.

          (3) Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

     B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

     C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

     D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.

     3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Article 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expense not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after receipt of written notice after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount", and if any Additional Rent is not received by Landlord within six calendar days after receipt of written notice after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to ten percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

     3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

     3.6 PREPAID RENT. Concurrent with the execution of this Lease, Tenant shall pay to Landlord the amount set forth in Article I as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder. Additionally, Tenant has paid to Landlord the amount set forth in Article I as "Last Month's Prepaid Rent" as prepayment of rent for credit against the last installment(s) of Base Monthly Rent due hereunder, subject, however, to the provisions of Article 3.7 below.

     3.7 SECURITY DEPOSIT: Concurrent with the execution of this Lease, Tenant
shall deposit with Landlord the amount set forth in Article             as the
"Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant; (iii) to clean and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent", Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to return the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen's billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

                                   ARTICLE 4:
                    USE OF LEASED PREMISES AND OUTSIDE AREA

     4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by, Tenant under the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

     4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials including Hazardous Materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

     4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

     4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property at Tenant's sole cost. Tenant shall at all times keep the Leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

     4.5 PARKING: Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars per day for each day or partial day that each such vehicle is so parked within the Property.

     4.6 SIGNS: Other than one business identification sign which is first approved by Landlord in accordance with this Article, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (which have not been first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to do so. The indemnity provision of this Article shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property while Tenant was in possession of the Leased Premises.

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

     4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas, (ii) posting notices of non-responsibility, or "For Lease" of "For Sale" signs, and
(iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this Article shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

     4.10 USE OF OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

     4.11. RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto resulting the use of the Leased Premises and the Outside
Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

     4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

     4.13 OUTSIDE AREAS: No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Leased Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

     4.14 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Property:

     A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, Tenant's Agents, or any other party after the Effective Date of this Lease in or about the Property shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Property by Tenant, Tenant's Agents, Permits, or Invites after the Effective Date.

     B. If the presence of Hazardous Materials on the Property caused or permitted by Tenant, Tenant's Agents, Permits, or Invites after the Effective Date of this Lease results in contamination or deterioration of water or soil or any other part of the Property, then Tenant shall promptly take any and all action necessary to investigate and remedial such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) required hereunder to return the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and any other property of whatever nature to their condition existing prior to the appearance of such Hazardous Materials.

     C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Property, and (ii) any contamination of the Property by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Property, at Landlord's election, shall have the sole right at Tenant's expense to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary to the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Property (or any portion thereof) and which Landlord consents in writing may be brought onto the Property. In granting Landlord's consent, Landlord may specify the location and manner or use, storage, or handling of any Hazardous Material. Landlord's consent shall in no way relieve Tenant from any of its obligations as contained herein. Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of any Hazardous Material on the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous Material to be stored on any portion of the Property, and upon Landlord's request, Tenant shall provide Landlord with copies of any and all Hazardous Materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported or to be used, stored, or transported on any portion of the Property. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Property (or have been used on the Property), the nature of such use, and the manner of storage and disposal.

     D. Landlord may cause testing wells to be installed on the Property, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in A and or B above. Landlord may retain consultants to inspect the Property, conduct periodic environmental audits, and review any information provided by Tenant. Tenant shall pay the reasonable cost of fees charged by Landlord and/or Landlord's consultants as a Property Maintenance Cost.

     E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Property and shall provide a certificate to Landlord from a registered consultant satisfactory to Landlord certifying that Tenant has caused no contamination of building (s), soil or groundwater in or about the Leased Premises, Building, Common Areas, Outside Areas, or Property. If Tenant fails to so surrender the Property, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Property as required by this Subsection, including, without limitation, any claims or damages in connection with the condition of the Property including, without limitation, damages occasioned by the inability to release the Property (or any portion thereof) or a reduction in the fair market and/or rental value of the Property, Building, Common Areas, Outside Areas, and/or Property by reason of the existence of any Hazardous Materials in or around the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. If any action is required to be taken by a governmental authority to test, monitor, and/or clean up Hazardous Materials from the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over). In addition, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including, without limitation, damages occasioned by the inability to release the Property or a reduction of the fair market and/or rental value of the Leased Premises, Building, Common Areas, Outside Areas, and/or Property.

        F. As used herein, the term "Hazardous Material(s)" means any hazardous or toxic substance, material or waste, which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment or creates risks of any such hazards or effects, including, but not limited to, petroleum; asbestos, and polychlorinated bipheyls and any material, substance, or waste (a) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a "hazardous substance" under Section 25356 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley Tanner Hazardous Substance Account Act); (c) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a "hazardous substance" under
     Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (e) defined as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 United States Code Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (f) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code Sections 6901 et seq. (42 U.S.C. 6903); or (g) defined as a "hazardous substance" pursuant to
     Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code Section 9601 et seq. (42 U.S.C. 9601) or (h) defined as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or (i) listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317) or (j) regulated under the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) or (k) defined as a "hazardous material" under Section 66680 or 66084 of Title 22 of the California Code of Regulations (Administrative Code) (l) listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or (m) listed by the Environmental Protection Agency as "hazardous substances" (40 C.F.R.
     Part 302) and amendments thereto. The term "Hazardous Material Laws" shall mean (i) all of the foregoing laws as amended from time to time and (ii) any other federal, state, or local law, ordinance, regulation, or order regulating Hazardous Materials.


        G. Tenant's failure to comply with any of the requirements of this Section regarding the storage, use, disposal, or transportation of Hazardous Materials, or the appearance of any Hazardous Materials on the Leased Premises, Building, Common Area, Outside Area, and/or the Property without Landlord's consent shall be an Event of Default as defined in this Lease. The obligations of Landlord and Tenant under this Section shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant within respect to issues relating to Hazardous Materials are exclusively established by this section. In the event of any inconsistency between any other part of this Lease and this Section, the terms of this Section shall control.


                                   ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

        5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an Act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas.

        A. TENANT'S OBLIGATION: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains,
     (v) all lighting fixtures, bulbs and lamps, (vi) all heating, ventilating and air conditioning equipment, and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by, Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

        B. LANDLORD'S OBLIGATION: Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, loadbearing and exterior walls, and roof); and (ii) the landscaped areas located outside the Building. The provisions of this Subarticle B shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.


        5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that it at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

     5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

     5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

     5.5 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).


                                   ARTICLE 6:
                          ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord's prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Lease Commencement Date. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements to the Common Areas or any areas outside of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. As a part of granting Landlord's approval for Tenant to make alterations or modifications Landlord may require Tenant to increase the amount of its Security Deposit to cover the cost of removing Tenant's alterations or modifications and to restore the condition of the Premises to its prior condition. Tenant shall pay Landlord's reasonable costs to inspect the construction of Tenant's alterations or modifications and to have Landlord's architect revise Landlord's drawings to show the work performed by Tenant.

     6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations or improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Article 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

     6.3 ALTERATIONS: Tenant shall, at its sole cost make all modifications, alterations and improvements to the Leased Premises that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas, or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct additional) capital improvements or provide building service equipment for the purpose of reducing the consumption of utility services or project maintenance costs for the property, the cost incurred by Landlord in making such modifications, alterations or improvements, including an eighteen percent per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

     6.4 LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been so recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.


                                   ARTICLE 7
                      ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT: Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease.

     7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

     7.3 LANDLORD'S ELECTION: If Tenant or Tenant's successors shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant and Tenant's successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than sixty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or Sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sublessee within which to do one of the following: (a) terminate this Lease or, in the case of a sublease of less than all of the Leased Premises, terminate this Lease as to that part of the Leased Premises proposed to be so sublet,* either (i) on the condition that the proposed Transferee immediately enter into a direct lease of the Leased Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's (or Tenant's successors') notice, or (ii) so that Landlord is thereafter free to lease the Leased Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed Transferee, Tenant's and Tenant's successors' obligations under this Lease shall not be terminated until such Transferee executes a new lease with Landlord, enters into possession, and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant and Tenant's successors in writing of such election. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's or Tenant's successors' proportionate share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Leased Premises which remains subject to the Lease bears to the original area of the Leased Premises. Landlord and Tenant or Tenant's successors shall execute a cancellation agreement with respect to the Lease to effect such


* LANDLORD MAY ONLY TERMINATE THIS LEASE IF TENANT SUBLEASES 80% OR MORE OF THE SPACE FOR SUBSTANTIALLY THE THEN REMAINING TERM.

termination or partial termination, or (b) if Landlord shall not have elected to cancel and terminate this Lease, to either (i) consent to such requested assignment or subletting subject to Tenant's and Tenant's successors' compliance with the conditions set forth in Article 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, use or disposal of a Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material. Tenant and Tenant's successors covenant and agree to supply to Landlord, upon request, with all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord's review period shall not commence until Landlord has received all information requested by Landlord.

     7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:

          A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

          B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof).

          C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of the requested consent, as well as through and including the date such assignment or subletting is to become effective.

          D. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

          E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

          F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord one hundred percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

          (1) If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to one hundred percent of the assignment consideration so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or

          (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to one hundred percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

          (3) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord one hundred percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this article, the term "Assignment Consideration" shall mean all consideration to be paid by the Assignee as consideration for such assignment, and the term "Excess Rentals" shall mean all consideration to be paid by the Sublessee in excess of the rent to be paid by said Sublessee/Sublessor for the premises subleased for the same period. It is specifically intended and agreed that this provision is intended to be a one hundred percent profit sharing clause, such that neither Tenant nor any successor to Tenant shall make any profit whatsoever as a result of any transfer of an interest in the Lease or the Leased Premises or any other property, as more particularly described herein. Assignment Considerations and/or "Excess Rentals" shall include all payments made or to be made by any Assignee or Sublessee relating in any way to any transfer of an interest in the Lease or the Leased Premises including, but not limited to, any payment made with respect to property which would or shall become Landlord's property upon the expiration or earlier termination of the lease, whether such property was installed or paid for by Landlord or by Tenant or Tenant's successors. In the event Tenant or Tenant's successors sublease a portion of the Leased Premises, "Excess Rentals" shall be calculated by subtracting the rent payable by the Sublessor for the portion of the Leased Premises so sublet from all consideration to be paid by such Sublessee. Rent payable by the Sublessor for the portion of the Leased Premises so sublet shall be calculated by multiplying the Base Monthly Rent payable by the Sublessor for the Leased Premises leased be such Sublessor by a fraction, the numerator of which is the area in square feet subleased and the denominator of which is the total floor area of the Leased Premises leased by such Sublessor also in square feet. Tenant and Tenant's Successors agree that any Assignment Consideration and/or Excess Rentals hereunder shall be the property of Landlord and not the property of Tenant.

     7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Landlord may require that all payments of Excess Rentals and/or Assignment Consideration to be made hereunder be made directly to Landlord by such Transferee.

     7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in food faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

     7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or
subletting, or         assignment or subletting shall have been ordered over the
objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

     7.9 PROHIBITED FINANCIAL TRANSACTIONS: Tenant shall not, without Landlord's consent, enter into or do any of the following acts if to do so would result in Tenant having a net worth or net income after such action or event that is less than Tenant's net worth and/or net income as of the date of this Lease; (i) make any distribution or declare or pay any cash dividends on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding, (ii) acquire, merge, or consolidate with or into any other business organization, (iii) make any changes in Tenant's financial structure or (iv) borrow funds, pledge assets, or lease or sell equipment or other property. Landlord and Tenant understand and agree that the value of the Leased Premises is influenced by Tenant's financial standing, and the provisions of this section are intended to prohibit those voluntary actions of Tenant that are not conducted in the normal course of its business which would reduce Tenant's net worth and/or net income and thereby would adversely effect the value of the Leased Premises.


                                  ARTICLE 8:
              LIMITATIONS ON LANDLORD'S LIABILITY AND INDEMNITY

     8.1 LIMITATION OF LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees; any damage to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building, the Project or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's active negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this
Article is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

     8.2 TENANT'S INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party (including other tenants within the Project) occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation.

                                   ARTICLE 9:
                                   INSURANCE

     9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

       A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

          (1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises or the Building, Outside Areas, Property, or Common Areas or resulting from Tenant's activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds in the form equivalent to CG20111185 or successor and shall contain the following additional endorsement: "The insurance afforded to the additional insureds is primary insurance. If the additional insureds have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company's liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and non contributing with the insurance provided by the tenant." The policy shall not be canceled or reduced without at least 30 days written notice to additional insureds. If the policy insures more than one location, it shall be endorsed to show that the limits and aggregate apply per location using endorsement CG25041185 or successor. Tenant's policy shall also contain the severability of interest and cross-liability endorsement or clauses.

          (2) Fire and property damage insurance in so-called Special Form plus earth quake and flood insuring Tenant against loss from physical damage to Tenant's personal property, inventory, stock, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

          (3) Plate-glass insurance, at actual replacement cost;

          (4) Boiler and machinery insurance, if applicable;

          (5) Product Liability insurance (including without limitation Liquor Liability insurance for liability arising out of the distribution, sale, or consumption of food and/or beverages including alcoholic beverages at the Leased Premises for not less than the Tenant's Required Liability Coverage as set forth in Article 1;

          (6) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;

          (7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage satisfactory to Landlord;

          (8) Business Income Insurance at a minimum of 50% coinsurance including coverage for loss of business income due to damage to equipment from perils covered under the so called Special Form plus the perils of earth quake and flood; and

          (9) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1) for bodily injury and/or property damage liability for: a) Owned autos b) Hired or borrowed autos c) Non-owned autos d) Auto blanket contractual form CA0029. The policy shall be endorsed to provide 30 days written notice of cancellation to Landlord.

     B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall be in a form satisfactory to Landlord,
(ii) Shall be provided by carriers admitted to do business in the state of California, with a Best rating of "A/VI" or better and/or acceptable to Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principal, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.

     C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this article, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions herein. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than 30 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this article. If Landlord's lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1(A) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord's lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).

     D. The Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the Indemnification provisions set forth in Article 8.2 of this lease provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the Indemnification provisions set forth in said Article 8.2

9.2 LANDLORD'S INSURANCE: With respect to insurance maintained by Landlord:

     A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance in so-called "Special" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such property damage insurance, at Landlord's election but without any requirement on Landlord's behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain "deductibles" per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

     B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

     C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is prudent to carry under the given circumstances.

     9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                  ARTICLE 10:
                           DAMAGED TO LEASED PREMISES

     10.1 LANDLORD'S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Article 10.3 or by Tenant pursuant to Article 10.4. If this Lease is not so terminated, then upon availability, of the insurance proceeds to Landlord (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

     10.2 INSURANCE PROCEEDS: All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either
Article 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Article 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.

     10.3 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

     A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

     B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof;

     C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

     D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

     10.4 TENANT'S RIGHT TO TERMINATE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

     A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within nine months after the date of such notice from Landlord; or

     B. The Leased Premises are damaged by any peril within nine months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within ninety days after the date such restoration is commenced.

     10.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of
Article 10.4 above, captioned "Tenant's Right to Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.

     10.6 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE 11
                                  CONDEMNATION

     11.1 TENANT'S RIGHT TO TERMINATE: Except as otherwise provided in Article
11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) thirty-three and one-third percent or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at least sixty-six and two-thirds percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas in the Outside Areas (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law). Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemnor or
(ii) the date Tenant vacated the Leased Premises.

     11.2 LANDLORD'S RIGHT TO TERMINATE: Except as otherwise provided in Article
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or a substantial part of the Leased Premises is taken, (ii) more than thirty-three and one-third percent of the Outside Areas is taken, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Article 11.3 below. Any, such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     11.3 RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Article 10.1.

     11.4 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the Lease Expiration Date, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

     11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

     11.6 ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

     11.7 TAKING DEFINED: The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                  ARTICLE 12:
                              DEFAULT AND REMEDIES

     12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:

     A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

     B. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

     C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within ten days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same, provided that if such default cannot be used in 10 days, Tenant shall not be in default hereunder if it assumes such care and diligently pursues it.

     D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

     E.

     F. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantors) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

     G. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

     H. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subarticle if such decree or order is rescinded or reversed within thirty days after its original entry.

     I. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

     12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative.

     A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

     B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subarticle shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and

Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate the Lease, constitute a termination of the Lease:

          (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

          (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

          (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

     C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

     D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

          (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

          (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include but are not limited to taxes, insurance premiums, utility charges, landscape maintenance costs, costs of maintaining electrical, plumbing and HVAC equipment and costs for providing security; (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

     12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

     A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

     B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subarticle, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third part at any time by reason of Landlord's default, the sum paid by, Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefor (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.

     12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to Landlord's then equity interest, if any, in the Property for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Property). Tenant shall look exclusively to such equity interest of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

               A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

               B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

               C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Property.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

     12.5  TENANT'S WAIVER: Landlord and Tenant agree that the provisions of
Article 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising our of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

     13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

     13.3 SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. Landlord will provide tenant nondisturbance right and tenant shall have quiet enjoyment.

     13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

     13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

     13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest herein.

     13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within five business days after Landlord's request therefor deliver to Landlord a copy of a current financial statement including an income statement for the most recent twelve month period and a balance sheet and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Tenant acknowledges that Landlord is relying upon the financial information provided to Landlord by Tenant prior to entering into this lease and the information to be provided to Landlord by Tenant during the term of this Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.

     13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

     13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage.

     13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by (i) delivery by Federal Express, United Parcel Service or similar commercial carrier, (ii) electronic fax transmission, or (iii) depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:

     A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

     B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1). Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail.

Any notice given by registered mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Any notice delivered by commercial carrier or by fax shall be deemed given on the date of confirmation of delivery by the carrier or by electronic confirmation. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

     13.11 ATTORNEYS FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord or Tenant shall be required to retain counsel to enforce any provision of this Lease, and if Tenant or Landlord shall thereafter cure (or desire to cure) such default, Landlord or Tenant shall be conclusively deemed the prevailing party and Tenant or Landlord shall pay to Landlord or Tenant all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord or Tenant promptly upon demand. Landlord or Tenant may enforce this provision by either (i) requiring Tenant or Landlord to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's or Landlord's failure to pay such fees and costs upon demand shall constitute a breach of this Lease.

     13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

     A. REAL PROPERTY TAXES: The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

     B. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance including earth quake and flood for the Building and the Property and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

     C. PROPERTY MAINTENANCE COSTS: The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees (equal to five percent of the annualized Base Monthly Rent), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements as set forth in Article 6, which are so amortized during the Lease Term, (iii) costs of complying with governmental regulations governing Tenant's use of Hazardous Materials, and Landlord's costs of monitoring Tenant's use of Hazardous Materials including fees charged by Landlord's consultants to periodically inspect the Premises and the Property, and (iv) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing, replacing and resurfacing the exterior surfaces of the buildings (including roofs), repairing, replacing, and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, restoring and/or replacing the interior of the Leased Premises both during the term of the Lease and upon its termination, and maintaining, repairing, installing or replacing, electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the buildings, providing utilities to the common areas, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and depreciation and financing costs on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if leased). Landlord may include as a Property Maintenance Cost a reserve for the cost to maintain, repair, and replace building and property components including but not limited to the roof, HVAC, electrical, and plumbing equipment, the parking lot, the exterior surfaces of the building, and interior components which are subject to wear. Any such reserve shall be reasonably established by Landlord to amortize the costs of maintenance, repairs, and replacements over the practical useful life of each component.

     D. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e., the City building department, if the Property is located within a City, or otherwise the County building department) shall have approved the construction of such improvements as substantially complete or is willing to so approve the construction of the improvements as substantially complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

     E. PROPERTY OPERATING EXPENSES: The term "Property Operating Expenses" shall mean and include the all Real Property Taxes, plus all Landlord's Insurance Costs, plus the all Property Maintenance Costs, plus an accounting fee equal to five percent of all such costs.

     F. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     G. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Property or any portion thereof.

     H. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.

     I. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

     13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach therefore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

     13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a join venture with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14
                              CORPORATE AUTHORITY,
                          BROKERS AND ENTIRE AGREEMENT

     14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

     14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article I) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

     14.3 ENTIRE AGREEMENT: This Lease, the Exhibits (as described in Article
1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

     14.4 LANDLORD'S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representation or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any state-management, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

AS LANDLORD:                                      AS TENANT:

RENCO EQUITIES IV                                 CYRAS SYSTEMS

A California General Partnership                  A California Corporation

By:    [ILLEGIBLE]                                By: [ILLEGIBLE]
       --------------------------                     -----------------------

Title: [ILLEGIBLE]                                Title: [ILLEGIBLE]
       --------------------------                        -----------------------

By:    [ILLEGIBLE]                                By:   [ILLEGIBLE]
       --------------------------                       -----------------------

Title: [ILLEGIBLE]                                Title: [ILLEGIBLE]
       --------------------------                       -----------------------

Dated: [ILLEGIBLE]                                 Dated: [ILLEGIBLE]
       --------------------------                       -----------------------



If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                            FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE ("Addendum") is made to that Industrial Space Lease dated as of November 4, 1999, (the "Lease") by and between Renco Equities IV, a California general partnership (as "Landlord"), and Cyras Systems, a California corporation (as "Tenant"), for the lease of space located at 47100 Bayside Parkway in Fremont California (the "Leased Premises"). The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Addendum, the terms of this Addendum shall prevail.

2.1 Demise of the Leased Premises: The terms of this section are subject to
Article 7.

2.3 Lease Commencement Date: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred on the date when this Lease is executed by Landlord and Tenant. Tenant shall be granted occupancy of the Premises on that date.

2.6 Surrender of Possession: Landlord and Tenant acknowledge that the initial condition of the Premises included freshly painted walls, and seven year old carpet. Any required repairs shall be performed by a contractor reasonably acceptable to Landlord and Tenant. Tenant shall not be required to remove improvements specifically approved to remain in the Premises by Landlord. Upon receipt of Tenant's written request Landlord shall inspect the space with Tenant and advise Tenant of any required work. Landlord's inspection shall be limited to a review of items easily visible. Tenant shall not be required to repaint all interior walls provided that Tenant clean all walls to Landlord's reasonable satisfaction and patch and paint all holes.

2.7 Early Occupancy: This section is deleted from the Lease.

3.2 Additional Rent: Additional Rent shall be billed no less frequently than annually. Tenant shall not be required to pay Additional Rent until January 1, 2000. Tenant shall, however, pay the cost of utilities (gas, electricity, telephone) starting as of the date this Lease is signed on behalf of Landlord and Tenant. Tenant shall have the right to audit Landlord's expense billings provided that any such audit shall be completed within nine (9) months following the end of any year. Any overpayment by Tenant shall be repaid within ten (10) days following reconciliation by Landlord or audit by Tenant. All billings by Landlord shall be in writing and shall include reasonable detail.

4.9 Landlord's Right to Enter: Landlord's entry shall not materially interfere with Tenant's business.

4.11 Rules and Regulations: Rules and Regulations, if any, shall be reasonable and shall be provided to Tenant in writing. Landlord shall provide Tenant with written notice of any violations observed by Landlord and a reasonable period of time to comply with any rules and regulations. In the event of any conflict between Landlord and Tenant the terms of this lease shall prevail.

5.1A Tenant's Repair Obligations: Tenant shall have the right of reasonable approval of Landlord's HVAC contractor.

6.1 Alterations By Tenant: Tenant may perform minor alterations with a cost not to exceed five thousand ($5,000) per year without Landlord's prior approval provided that all such work shall be removed prior to the expiration of the Lease, and Tenant shall provide written notice to Landlord and provide Landlord with drawings identifying any

First Addendum To Lease
Page 2

such work. Tenant may install telephone and data wiring and install and remove office cubicles at any time without notice to Landlord.

6.3 Alterations: The "cost of money factor" shall be the Wells Fargo Bank prime lending rate plus three (3%) percent.

7.4 Conditions To Landlord's Consent: Landlord shall retain fifty (50%) percent of any sublease or assignment consideration in excess of rentals to be paid by Tenant hereunder. Tenant shall retain fifty (50%) percent. There shall be no deduction for any costs of subleasing.

7.9 Prohibited Financial Transactions: This section is deleted.

8.1 Limitation On Landlord's Liability and Release: The phrase "Landlord's active negligence" is replaced with the phrase "Landlord's gross negligence".

9.1 Tenant's Insurance: Tenant shall not be required to carry earthquake or flood insurance for item 9.1A(2), or boiler and machinery insurance so long as Tenant conducts its business in the manner conducted prior to the date of this Lease, and Tenant shall not be required to carry product liability insurance 9.1A(5) until Tenant produces products for sale to others.

11.4 Temporary Taking: In the event Landlord receives payment for any temporary taking, Landlord shall provide the payment to Tenant after first deducting Landlord's costs associated therein including any lost rent or reduction in rent.

13.11 Attorneys Fees: Landlord shall provide written notice to Tenant before charging Tenant for legal fees:

15. Landlord's Allowance: Landlord shall pay Tenant an amount of sixty thousand ($60,000.00) dollars) which shall reimburse Tenant for the cost of construction for interior improvements to be constructed by Tenant or for the cost of communications wiring, and/or moving costs. In order to qualify for Landlord's contribution Tenant must do all of the following: (i) provide Landlord with plans for the construction of the improvements for Landlord's approval (which shall not be unreasonably withheld) and actually complete construction of the improvements prior to June 30, 2000, (ii) comply with the terms of Article 6 of the Lease, (iii) use materials and construction techniques (where appropriate) identical to those used by Landlord in the construction of improvements built by Landlord in the Leased Premises, (iv) provide Landlord with evidence that the improvements have been completed and approved by all appropriate governmental agencies and that Tenant has paid its contractors and architects for the construction and all appropriate lien periods have expired, and (v) provide Landlord with reproducible drawings showing the construction performed by Tenant. Landlord shall make its contribution in two payments. One half when this lease is signed by Landlord and Tenant, and one half when Tenant has complied with the requirements of this section.

In the event that Tenant's work does not require construction drawings, and/or governmental approvals (for work such as moving costs, security systems, data or telephone wiring, etc.), no such documents shall be required.

16. Lease Termination: Tenant shall have the right to terminate this Lease as of August 31, 2004, in order to exercise this right Tenant must, prior to February 1, 2004, notify Landlord in writing and pay to Landlord a termination fee of three hundred fifty thousand ($350,000.00) dollars. In the event that Tenant does not provide notice and payment within the time period specified above, Tenant may not terminate this Lease, and this Lease shall continue until the Lease Expiration Date. Landlord shall not be required to remind Tenant of this termination right. In the event Tenant provides notification

First Addendum To Lease
Page 3

and payment as specified herein, this lease shall terminate effective as of August 31, 2004, and Tenant shall comply with the provisions of this Lease for said termination.

17. Area To Be Occupied by Tenant: The Base Monthly Rent specified in this Lease for the period from the Lease Commencement through February 28, 2001, is based on Tenant conducting its business in no more than thirty thousand seven hundred twenty seven (30,727) square feet through August 31, 2000, and no more than forty one thousand (41,000) square feet from September 1, 2000, through February 28, 2001. In the event that Tenant conducts business in more than the above defined areas during the specified dates, then, the Base Monthly Rent shall increase by one dollar and forty cents ($1.40) multiplied times the area measured in square feet which is in excess of the above specified areas and the additional Base Monthly Rent shall be paid during each month that the excess area is used by Tenant to conduct its business. After March 1, 2001, no such restriction shall apply.

18. Lease for Lakeview Boulevard Space: On the date this Lease is entered into by Landlord and Tenant, Tenant occupied space located at 46832 and 46824 Lakeview Boulevard. Effective on the date following the day that Tenant vacates said space and complies with the terms of the Lakeview Boulevard lease for vacating the premises (including but not limited to section 2.6 of the Lakeview Boulevard lease), and from that date forward, Landlord shall be obligated to perform Tenant's obligations under the terms of the Lakeview Boulevard lease. Landlord shall cause Tenant's security deposit for the Lakeview Boulevard lease to be returned to Tenant as provided in the Lakeview Boulevard lease. Tenant shall remain liable for all obligations under the terms of the Lakeview Boulevard lease which obligations occurred or were accrued prior to the date Tenant vacates the spaces and complies with appropriate Lakeview Boulevard lease terms. Tenant shall not be required to remove walls or other interior improvements constructed by Tenant. Tenant shall clean all floor coverings, repair, patch and paint any holes or marks on interior walls, replace any damaged ceiling tiles, replace any burned out lights, and put all electrical, HVAC, and plumbing systems in good working order, and otherwise comply with the lease terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Addendum To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Addendum To Lease.

AS LANDLORD:                            AS TENANT:
Renco Equities IV                       Cyras Systems
A California partnership                A California corporation

By:                                     By: [illegible]
   ----------------------------            ------------------------------

Title: General Partner                  Title: [illegible]
                                              ---------------------------

By: [illegible]                         By:
   ----------------------------            ------------------------------

Title: General Partner                  Title:
                                              ---------------------------

Dated: [illegible]                      Dated:
      -------------------------               ---------------------------